Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

(Dollar amounts presented in thousands, except per share amounts)

Advanced Drainage Systems, Inc. (the "Company" or "ADS") established an Employee Stock Ownership Plan (the "ESOP" or the "Plan") effective April 1, 1993. The Plan operates as a tax-qualified leveraged ESOP and was designed to enable eligible employees to acquire stock ownership interests in ADS. The Plan was originally funded through a transfer of assets from the Company’s tax-qualified profit-sharing retirement plan, as well as a 30-year term loan from ADS ("the ESOP Loan").

The Plan assets include all issued and outstanding shares of the Company's 2.5% cumulative convertible preferred stock, $0.01 par value per share (the "Preferred Stock"). The ESOP Loan is secured by a pledge of unallocated Preferred Stock that has not yet been released from the ESOP Loan pledge and allocated to ESOP participants' accounts. The Preferred Stock is convertible into shares of the Company's common stock, $0.01 par value per share ("Common Stock") and has a required cumulative 2.5% dividend (based on the liquidation value of $0.7818 per share) and is currently convertible at a rate of 0.7692 shares of Common Stock for each share of Preferred Stock (the "Conversion Rate"). The 2.5% annual dividend is payable in cash or additional shares of Preferred Stock.

Within 30 days following the repayment of the ESOP loan, the ESOP committee can direct the shares of Preferred Stock owned by the ESOP to be converted into shares of the Company’s Common Stock. On February 3, 2022, the ESOP committee notified the Company that it will instruct the ESOP trustee to cause the repayment of the remaining balance of the ESOP Loan in full with proceeds from a cash contribution to be paid by the Company to the ESOP, which repayment will be effective as of March 31, 2022, and that following the repayment of the ESOP Loan, the ESOP trustee will cause the remaining 0.3 million shares of Preferred Stock to be released from the pledge, and all currently outstanding shares of Preferred Stock held by the ESOP will thereafter be converted into shares of the Company’s Common Stock at the Conversion Rate, with such conversion to be effective within 30 days following the ESOP Loan repayment(the "Preferred Stock Conversion").

The following unaudited pro forma financial information of the Company, including the explanatory notes (collectively, the "pro forma financial information") are presented to illustrate the effects of (i) the repayment of the ESOP loan by the ESOP, (ii) the allocation of the remaining unallocated shares of Preferred Stock released from the pledge securing the ESOP Loan, (iii) and the completion of the Preferred Stock Conversion (collectively, the "ESOP Transition Events").

In addition to the ESOP Transition Events, the pro forma financial information reflects an estimated annual compensation expense ("401k Expense") for the retirement plan that replaces the ESOP.

The pro forma financial information was based on, and should be read in conjunction with, the following historical consolidated financial information and accompanying notes:

–Audited historical consolidated financial statements of the Company, and the related notes for the fiscal year ended March 31, 2021, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021; and
–Unaudited historical condensed consolidated financial statements of the Company, and the related notes for the nine months ended December 31, 2021, included in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended ended December 31, 2021.

The unaudited pro forma balance sheet as of December 31, 2021 assumes the ESOP Transition Events occurred on December 31, 2021. The unaudited pro forma statements of operations for the year ended March 31, 2021 and for the nine months ended December 31, 2021, assumes the ESOP Transition Events occurred on April 1, 2020, the beginning of the Company’s fiscal year ended March 31, 2021.

In the opinion of management, all adjustments necessary to present fairly the pro forma financial information have been reflected. The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the pro forma financial information. The pro forma financial information are unaudited and are not necessarily indicative of the financial position or results of operations that would have been realized had the ESOP Transition Events occurred as of the dates indicated, nor is it meant to be indicative of any anticipated financial position or future results of operations that the Company will experience after the ESOP Transition Events.

Financial Statements
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF DECEMBER 31, 2021
(in thousands)

	Historical	ESOP Transition Events	Ref	Pro Forma
ASSETS
Current assets:
Cash	$22,173	$—		$22,173
Receivables	303,140	—		303,140
Inventories	465,518	—		465,518
Other current assets	16,188	—		16,188
Total current assets	807,019	—		807,019
Property, plant and equipment, net	590,949	—		590,949
Other assets:
Goodwill	611,578	—		611,578
Intangible assets, net	447,411	—		447,411
Other assets	98,802	—		98,802
Total assets	$2,555,759	$—		$2,555,759
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt obligations	$20,764	$—		$20,764
Current maturities of finance lease obligations	5,167	—		5,167
Accounts payable	195,471	—		195,471
Other accrued liabilities	140,578	—		140,578
Accrued income taxes	2,104	—		2,104
Total current liabilities	364,084	—		364,084
Long-term debt obligations	931,765	—		931,765
Long-term finance lease obligations	13,354	—		13,354
Deferred tax liabilities	172,143	—		172,143
Other liabilities	53,903	—		53,903
Total liabilities	1,535,249	—		1,535,249
Mezzanine equity:
Redeemable convertible preferred stock: $0.01 par value; 47,070 shares authorized; 44,170 shares issued; 16,871 shares outstanding, respectively	210,888	(210,888)	2b	—
Redeemable common stock, 12,977 shares outstanding	—	210,888	2b	210,888
Deferred compensation – unearned ESOP shares	(5,146)	5,146	2a	—
Total mezzanine equity	205,742	5,146		210,888
Stockholders’ equity:
Common stock; $0.01 par value: 1,000,000 shares authorized; 74,492 shares issued, respectively; 71,295 shares outstanding, respectively	11,601	—		11,601
Paid-in capital	1,008,610	46,686	2a	1,055,296
Common stock in treasury, at cost	(316,049)	—		(316,049)
Accumulated other comprehensive loss	(26,681)	—		(26,681)
Retained earnings	121,918	(51,832)	2a	70,086
Total ADS stockholders’ equity	799,399	(5,146)		794,253
Noncontrolling interest in subsidiaries	15,369	—		15,369
Total stockholders’ equity	814,768	(5,146)		809,622
Total liabilities, mezzanine equity and stockholders’ equity	$2,555,759	$—		$2,555,759

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2021
(in thousands, except per share data)

	Historical	ESOP Transition Events	Ref	401k Expense	Ref	Pro Forma	Ref
Net sales	$2,091,128	$—		$—		$2,091,128
Cost of goods sold	1,480,973	(27,657)	3a	4,297	4a	1,457,613
Gross profit	610,155	27,657		(4,297)		633,515
Operating expenses:
Selling, general and administrative	230,231	(15,732)	3a	2,453	4a	216,952
Loss on disposal of assets and costs from exit and disposal activities	2,554	—		—		2,554
Intangible amortization	46,229	—		—		46,229
Income from operations	331,141	43,389		(6,750)		367,780
Other expense:
Interest expense	25,100	—		—		25,100
Derivative gains and other income, net	(2,791)	—		—		(2,791)
Income before income taxes	308,832	43,389		(6,750)		345,471
Income tax expense	82,063	1,216	3b	(1,755)	4b	81,524
Equity in net (income) loss of unconsolidated affiliates	(1,128)	—		—		(1,128)
Net income	227,897	42,173		(4,995)		265,075
Less: net income attributable to noncontrolling interest	2,873	—		—		2,873
Net income attributable to ADS	225,024	42,173		(4,995)		262,202
Weighted average common shares outstanding:
Basic	71,087	13,952	5			85,039
Diluted	72,752	13,952	5			86,704
Net income per share:
Basic	$2.67					$3.08	5
Diluted	$2.61					$3.02	5

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED MARCH 31, 2021
(in thousands, except per share data)

	Historical	ESOP Transition Events	Ref	401k Expense	Ref	Pro Forma	Ref
Net sales	$1,982,780	$—		$—		$1,982,780
Cost of goods sold	1,292,698	(29,861)	3a	5,729	4a	1,268,566
Gross profit	690,082	29,861		(5,729)		714,214
Operating expenses:						—
Selling, general and administrative	267,574	(15,120)	3a	3,271	4a	255,725
Loss on disposal of assets and costs from exit and disposal activities	4,275	—		—		4,275
Intangible amortization	73,708	—		—		73,708
Income (loss) from operations	344,525	44,981		(9,000)		380,506
Other expense:						—
Interest expense	35,658	—		—		35,658
Derivative (gains) losses and other (income) expense, net	(3,404)	—		—		(3,404)
Income (loss) before income taxes	312,271	44,981		(9,000)		348,252
Income tax expense	86,382	1,394	3b	(2,340)	4b	85,436
Equity in net (income) loss of unconsolidated affiliates	(201)	—		—		(201)
Net income (loss)	226,090	43,587		(6,660)		263,017
Less: net income attributable to noncontrolling interest	1,860	—		—		1,860
Net income (loss) attributable to ADS	224,230	43,587		(6,660)		261,157
Weighted average common shares outstanding:
Basic	70,155	16,001	5			86,156
Diluted	71,566	16,001	5			87,567
Net income (loss) per share available to common stockholders:
Basic	$2.64					$3.03	5
Diluted	$2.59					$2.98	5

ADVANCED DRAINAGE SYSTEMS, INC.
NOTES TO THE UNAUDITED CONDENSED PRO FORMA FINANCIAL INFORMATION
1.BASIS OF PRESENTATION
The unaudited pro forma financial information and related notes were prepared in accordance with Article 11 of Regulation S-X and is based upon ADS’s fiscal year end reporting, which ends on March 31 of each calendar year.
2.UNAUDITED PRO FORMA CONDENSED BALANCE SHEET ADJUSTMENTS

(a) The approximately 0.5 million remaining unallocated shares of Preferred Stock are assumed to be allocated assuming a fair value of $104.71, which is the common stock price of $136.13 as of December 31, 2021 at the conversion rate of 0.7692. An adjustment to compensation expense related to the allocation is recorded to retained earnings at fair value and the remaining balance of deferred compensation is reduced to zero. Any difference between deferred compensation and the fair value of the shares allocated is recorded as paid-in capital.

(b) After the repayment of the ESOP loan, the remaining unallocated shares of Preferred Stock will be allocated, and within thirty days following ESOP Loan repayment all outstanding shares of Preferred Stock will convert to Common Stock at the rate of 0.7692 shares of Common Stock for each share of Preferred Stock, which are classified in the unaudited pro forma balance sheet and referred to as "Redeemable common stock". These adjustments reflect the adjustment of the conversion of the Preferred Stock to Redeemable common stock reflecting the existing carrying value.
3.UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENT RELATED TO ESOP TRANSITION EVENTS

(a) These adjustments reflect the reduction to ESOP compensation expense recorded to eliminate the expense recorded during the periods presented, as the ESOP compensation expense will no longer be incurred after the Preferred Stock is fully allocated as part of the ESOP Transition Events.

(in thousands)	Nine Months Ended December 31, 2021	Fiscal Year Ended March 31, 2021
Cost of goods sold	$27,657	$29,861
Selling, general & administrative expenses	15,732	15,120
ESOP compensation expense	$43,389	$44,981

The ESOP Transition Events will result in accelerated ESOP compensation expense that is not reflected in the pro forma financial information. The accelerated ESOP compensation expense is based on the number of the Preferred Stock allocated and is estimated to be $34 million using the common stock price at December 31, 2021 adjusted for the conversion rate of 0.7692. The accelerated ESOP compensation expense will be recorded in the fourth quarter of fiscal 2022 and has no effect on the pro forma financial information.
(b) The income tax deduction for expense is limited to the Company’s original basis in the Preferred Stock. ADS elected to use the actual tax effect rather than the pro forma rate due to the deduction limitation as it is more representative of the impact.
4.UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENT RELATED TO 401K EXPENSE

(a) ADS expects to execute replacement retirement plans, including the merger of its ESOP into its 401(k) retirement plan to form a combined 401(k) plan and ESOP ("KSOP") with employer matching contributions, which will result in incremental annual compensation expense of approximately $8 million to $10 million, which the mid-point of is reflected in the pro forma financial information.

(in thousands)	Nine Months Ended December 31, 2021	Fiscal Year Ended March 31, 2021
Cost of goods sold	$4,297	$5,729
Selling, general & administrative expenses	2,453	3,271
ESOP compensation expense	$6,750	$9,000

(b) Reflects the income tax effect of the pro forma adjustments using an estimated state and federal statutory tax rate of 26%

5.UNAUDITED NET INCOME PER SHARE
Basic net income per share is calculated by dividing the Net income available to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for common stock equivalents. Diluted net income per share is computed by dividing the Net income available to common stockholders by the weighted-average number of common stock equivalents outstanding for the period.

Holders of redeemable convertible preferred stock participate in dividends on an as-converted basis when declared on common stock. Preferred Stock meets the definition of participating securities, which requires the Company to apply the two-class method to compute both basic and diluted net income per share. The two-class method is an earnings allocation formula that treats participating securities as having rights to earnings that would otherwise have been available to common stockholders. The dilutive effect of stock options, redeemable common stock, performance units and unvested nonparticipating restricted stock is based on the more dilutive of the treasury stock method or the diluted two-class method.

The following reflects the adjustments to both basic and diluted net income per share for (1) the changes to net income attributable to ADS noted in the unaudited pro forma statements of operations, (2) the conversion of the Preferred Stock to Redeemable common stock and (3) the adjustment to the methodology of calculating net income per share from using the two-class method to the treasury stock method, as all holders will be common stock holders and no longer participating shareholders.

	Nine Months Ended December 31, 2021
(In thousands, except per share data)	Historical	ESOP Transition Events		401k Expense		Proforma
NET INCOME PER SHARE—BASIC:
Net income attributable to ADS	$225,024	$42,173	(a)	$(4,995)	(d)	$262,202
Adjustments for:
Dividends to participating securities	(4,633)	4,633	(b)	—		—
Net income available to common stockholders and participating securities	220,391	46,806		(4,995)		262,202
Undistributed income allocated to participating securities	(30,870)	30,870	(b)	—		—
Net income available to common stockholders – Basic	189,521	77,676		(4,995)		262,202
Weighted average number of common shares outstanding – Basic	71,087	13,952	(c)	—		85,039
Net income per common share – Basic	$2.67					$3.08
NET INCOME PER SHARE—DILUTED:
Net income available to common stockholders – Diluted	189,521	77,676		(4,995)		262,202
Weighted average number of common shares outstanding – Basic	71,087	—		—		85,039
Assumed restricted stock - nonparticipating	245	—		—		245
Assumed exercise of stock options	904	—		—		904
Assumed performance units	516	—		—		516
Weighted average number of common shares outstanding – Diluted	72,752	13,952	(c)	—		86,704
Net income per common share – Diluted	$2.61					$3.02

	Fiscal Year Ended March 31, 2021
(In thousands, except per share data)	Historical	ESOP Transition Events		401k Expense		Proforma
NET INCOME PER SHARE—BASIC:
Net income attributable to ADS	$224,230	$43,587	(a)	$(6,660)	(d)	$261,157
Adjustments for:
Dividends to participating securities	(5,591)	5,591	(b)	—		—
Net income available to common stockholders and participating securities	218,639	49,178		(6,660)		261,157
Undistributed income allocated to participating securities	(33,251)	33,251	(b)	—		—
Net income available to common stockholders – Basic	185,388	82,429		(6,660)		261,157
Weighted average number of common shares outstanding – Basic	70,155	16,001	(c)	—		86,156
Net income per common share – Basic	$2.64					$3.03
NET INCOME PER SHARE—DILUTED:
Net income available to common stockholders – Diluted	185,388	82,429		(6,660)		261,157
Weighted average number of common shares outstanding – Basic	70,155	—		—		86,156
Assumed restricted stock - nonparticipating	247	—		—		247
Assumed exercise of stock options	844	—		—		844
Assumed performance units	320	—		—		320
Weighted average number of common shares outstanding – Diluted	71,566	16,001	(c)	—		87,567
Net income per common share – Diluted	$2.59					$2.98
(a) Reflects the adjustment for the changes to Net income attributable to ADS related to the ESOP Transition Events outlined in the Pro Forma Statement of Operations

(b) Reflects the elimination of adjustments for participating securities as the Company is no longer required to calculate earnings per share using the two-class method, which allocates earnings to participating securities

(c) Reflects the conversion of Preferred Stock to redeemable common shares

(d) Reflects the the adjustment for the changes to Net income attributable to ADS related to the 401k expense     outlined in the Pro Forma Statement of Operations
6. SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA and Adjusted EBITDA Margin - Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures, have been included with pro forma financial information as supplemental measures of financial performance that are not required by, or presented in accordance with GAAP and should not be considered as alternatives to net income as measures of financial performance or cash flows from operations or any other performance measure derived in accordance with GAAP. We calculate Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, non-cash charges and certain other expenses. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.
Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess our consolidated financial performance. These non-GAAP financial measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. In addition to covenant compliance and executive performance evaluations, we use these non-GAAP financial measures to supplement GAAP measures of performance to evaluate the effectiveness of our consolidated business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. We use Adjusted EBITDA Margin to evaluate our ability to generate profitable sales.
Adjusted EBITDA and Adjusted EBITDA Margin contain certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs, cash expenditures to replace assets being depreciated and amortized and interest expense, or the cash requirements necessary to service interest on principal payments on our indebtedness. In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as stock-based compensation expense, derivative fair value adjustments, and foreign currency transaction losses. Management compensates for these limitations by relying on our GAAP results and using non-GAAP measures on a supplemental basis.
The following tables present a reconciliation of Adjusted EBITDA to Net income, the most comparable GAAP measure, for the periods presented (amounts in thousands):

	Nine Months Ended December 31, 2021
	Historical	ESOP Transition Events	401k Expense	Pro Forma
Net income	$227,897	$42,173	$(4,995)	$265,075
Depreciation and amortization	103,687	—	—	103,687
Interest expense	25,100	—	—	25,100
Income tax expense	82,063	1,216	(1,755)	81,524
EBITDA	438,747	43,389	(6,750)	475,386
Loss on disposal of assets and costs from exit and disposal activities	2,554	—	—	2,554
ESOP and stock-based compensation expense	61,900	(43,389)	—	18,511
Transaction costs	3,022	—	—	3,022
Other adjustments	1,318	—	—	1,318
Adjusted EBITDA	$507,541	$—	$(6,750)	$500,791
Adjusted EBITDA Margin	24.3%			23.9%

	Fiscal Year Ended March 31, 2021
	Historical	ESOP Transition Events	401k Expense	Pro Forma
Net income	$226,090	$43,587	$(6,660)	$263,017
Depreciation and amortization	145,586	—	—	145,586
Interest expense	35,658	—	—	35,658
Income tax expense	86,382	1,394	(2,340)	85,436
EBITDA	493,716	44,981	(9,000)	529,697
Loss on disposal of assets and costs from exit and disposal activities	4,275	—	—	4,275
ESOP and stock-based compensation expense	65,434	(44,981)	—	20,453
Transaction costs	1,415	—	—	1,415
Strategic growth and operational improvement initiatives	3,304	—	—	3,304
COVID-19 related expenses	806	—	—	806
Other adjustments	(1,995)	—	—	(1,995)
Adjusted EBITDA	$566,955	$—	$(9,000)	$557,955
Adjusted EBITDA Margin	28.6%			28.1%